UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2023

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA 02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed, on February 22, 2023, Infinity Pharmaceuticals, Inc., a Delaware corporation (“Infinity” or the “Company”), MEI Pharma, Inc., a Delaware corporation (“MEI”), and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the merger of Merger Sub with and into Infinity, with Infinity continuing as a wholly owned subsidiary of MEI and the surviving corporation of the merger.

On July 22, 2023, Infinity provided a conditional notice of termination to MEI indicating that if MEI did not obtain stockholder approval of the issuance of MEI common stock in connection with the Merger (the “Meadow Stockholder Approval”) at the Meadow Stockholders Meeting (as defined in the Merger Agreement) or any postponement or adjournment thereof, Infinity terminated the Merger Agreement pursuant to and in accordance with Section 7.2(c) of the Merger Agreement.

On July 23, 2023, MEI provided notice to Infinity that the Meadow Stockholder Approval was not obtained and that in accordance with Section 7.2(c) of the Merger Agreement, MEI was terminating the Merger Agreement with immediate effect.

The Merger Agreement terminated effective July 23, 2023.  Pursuant to Section 7.6(a) of the Merger Agreement, if within 12 months after such termination, MEI enters into a Meadow Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Meadow Acquisition Proposal (used here and hereinafter as defined in the Merger Agreement, except that the references to “15%” in the definition of Meadow Acquisition Proposal will be deemed to be references to “50%”) or consummates a Meadow Acquisition Proposal, MEI will be obligated to pay a $4.0 million termination fee to Infinity.  In addition, pursuant to Section 7.6(b) of the Merger Agreement, if the Merger Agreement was terminated by Infinity pursuant to Section 7.2(c) of the Merger Agreement, MEI is obligated to reimburse Infinity for all reasonable out of pocket fees and expenses incurred by Infinity in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $1.0 million.

Item 8.01.  Other Events.

On July 24, 2023, the Company issued a press release regarding the termination of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated July 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: July 24, 2023	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer